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RUBENSTEIN COMMUNICATIONS, INC.

PUBLIC RELATIONS                                 1345 AVENUE OF THE AMERICAS
                                                 NEW YORK, NEW YORK 10105-0109
                                                 212-843-800
                                                 FAX 212-843-9200


March 18, 2003




Mr. Charles Fust
Chairman, CEO
SinoFresh Healthcare, Inc.
313 S. Seaboard Avenue
Venice, FL 34292



Dear Mr. Fust:

I am pleased to confirm our understanding whereby SinoFresh Healthcare, Inc. ("SinoFresh") retains Rubenstein Communications, In ("Rubenstein") as public relations counsel beginning February 19, 2003 though August 19, 2003. Thereafter, this agreement will renew automatically on a month-to-month basis unless cancelled by either party on thirty (30) days written notice.

As part of our public relations services, Rubenstein will seek to publicize SinoFresh and its activities in a positive and constructive way. Rubenstein will seek projection thought the major media: newspapers, magazines, TV, radio, new media and trade and business publications, as deemed appropriate.

Rubenstein will also provide you with public relations advice and guidance to enhance your image.

SinoFresh agrees to pay Rubenstein $12,500 per month, in advance, for the services listed above on the 19th of each month starting on February 19,2003. SinoFresh also agrees to pay all out-of-pocket expenses. These may include, but are not limited to, postage, Xerox, long-distance telephone, messengers, photography, printing, and travel expenses. Any individual expense in excess of $200 will be approved by SinoFresh in advance.

By execution of this agreement, SinoFresh agrees to indemnify, defend and hold harmless Rubenstein against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising out of Rubenstein's utilization of any authorized information.


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This agreement and the attachments hereto, if any, constitute the entire agreement between the parties with respect to the subject matter herein and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein.

This agreement and performance thereunder is governed by the laws of the State of New York.

If this agreement outlines our understanding, please sign a copy and return it to Rubenstein with your first month's fee of $12,5000.

I have enclosed a bill for your convenience.

I look forward to a mutually productive relationship.

Sincerely yours,


Steven Rubenstein
President


DATE:  March 21, 2003
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ACCEPTED BY:

/s/ Mr. Charles Fust
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cc:  Steves Rodriguez